As filed with the Securities and Exchange Commission on September 12, 2024.

Registration No. 333–

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MBX Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	84-1882872
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

MBX Biosciences, Inc.

11711 N. Meridian Street, Suite 300

Carmel, Indiana 46032

(317) 659-0200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

P. Kent Hawryluk

President and Chief Executive Officer

MBX Biosciences, Inc.

11711 N. Meridian Street, Suite 300

Carmel, Indiana 46032

(317) 659-0200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Bloom Edwin O’Connor Daniel Hughes Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 (617) 570-1000	Richard D. Truesdell, Jr. Yasin Keshvargar Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (333-281764)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), for the sole purpose of increasing the aggregate number of shares of common stock offered by MBX Biosciences, Inc. (the “Registrant”) by 1,955,000 shares, 255,000 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The contents of the Registration Statement on Form S-1, as amended (File No. 333-281764), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, including all amendments and exhibits thereto (the “Prior Registration Statement”), which was declared effective by the Commission on September 12, 2024, are incorporated by reference into this Registration Statement.

The additional shares of common stock that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in Exhibit 107 of the Prior Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith or incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.	Exhibit Index

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1*	Power of Attorney

107	Filing Fee Table

*	Previously included on the signature page to the Prior Registration Statement, originally filed with the Securities and Exchange Commission on August 23, 2024 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carmel, Indiana, on the 12th day of September, 2024.

MBX Biosciences, Inc.

By:	/s/ P. Kent Hawryluk
P. Kent Hawryluk
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in their capacities and on the date indicated.

Signature	Title

/s/ P. Kent Hawryluk P. Kent Hawryluk	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Richard Bartram Richard Bartram	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

* Tiba Aynechi	Director

* James M. Cornelius	Director

* Carl Gordon	Director

* Patrick Heron	Director

* Edward T. Mathers	Director

* Ora Pescovitz	Director

* Steven Ryder	Director

*By:	/s/ P. Kent Hawryluk
P. Kent Hawryluk
Attorney-in-Fact